UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 9, 2018
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
799 West Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on May 9, 2018. The Annual Meeting was an annual meeting.

(b)    There were 29,483,993 shares of stock eligible to be voted at the Annual Meeting, of which 25,535,478 shares were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business. At the Annual Meeting, the stockholders of the Company: (1) elected three directors to three-year terms; and (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2018. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 21, 2018. The final results of the voting at the Annual Meeting were as follows:

Proposal 1 - Election of Directors
The individuals named below were elected at the Annual Meeting as Class I members of the Board of Directors, to serve for terms of three years ending in 2021, by the following votes:

Name	For	Withheld	Broker Non-Votes

Patrick M. Byrne	17,280,702	500,998	7,753,778

Barclay F. Corbus	15,497,447	2,284,253	7,753,778

Jonathan E. Johnson III	16,768,269	1,013,431	7,753,778

Proposal 2 - Ratification of Selection of Independent Registered Public Accounting Firm
The Board’s proposal to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was approved by the stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes

25,049,742	423,468	62,268	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	May 14, 2018